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                              PRICING AGREEMENT

Goldman, Sachs & Co.
BancAmerica Securities, Inc.
NationsBanc Capital Markets, Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

                                                                  June 18, 1997

Ladies and Gentlemen:

     The Toro Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 18, 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

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Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,
                                       THE TORO COMPANY

                                       By: /s/ STEPHEN P. WOLFE
                                          ------------------------------------

                                       Name:  Stephen P. Wolfe
                                       Title: Vice President Finance, Treasurer
                                              and Chief Financial Officer

Accepted as of the date hereof in New York, New York:

Goldman, Sachs & Co.
BancAmerica Securities, Inc.
NationsBanc Capital Markets, Inc.

By: /s/ GOLDMAN, SACHS & CO.
   ------------------------------------------
       (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

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                                   SCHEDULE I

                                    PRINCIPAL AMOUNT            PRINCIPAL
                                    OF DEBENTURES TO         AMOUNT OF NOTES
                                      BE PURCHASED                   TO
               UNDERWRITER            ------------             BE PURCHASED
               -----------                                     ------------

Goldman, Sachs & Co.  ............... $ 60,000,000             $ 45,000,000

BancAmerica Securities, Inc. ........   20,000,000               15,000,000

NationsBanc Capital Markets, Inc. ...   20,000,000               15,000,000
                                       -----------              -----------

   Total ............................ $100,000,000             $ 75,000,000
                                      ------------             ------------
                                      ------------             ------------

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                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     7.80% Debentures due June 15, 2027

     7.125% Notes due June 15, 2007

AGGREGATE PRINCIPAL AMOUNT:

     $100,000,000 Debentures
     $ 75,000,000 Notes

PRICE TO PUBLIC:
     99.308% of the principal amount of the Debentures, plus accrued interest from June 15, 1997 to June 24, 1997.

     99.497% of the principal amount of the Notes, plus accrued interest from June 15, 1997 to June 24, 1997.

PURCHASE PRICE BY UNDERWRITERS:

     98.433% of the principal amount of the Debentures, plus accrued interest from June 15, 1997 to June 24, 1997.

     98.847% of the principal amount of the Notes, plus accrued interest from June 15, 1997 to June 24, 1997.

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds by wire transfer

TIME OF DELIVERY:

     9:00 a.m. (Chicago time), June 24, 1997

INDENTURE:

     Indenture dated as of January 31, 1997 between the Company and First Trust National Association, as Trustee

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MATURITY:

     Debentures:  June 15, 2027

     Notes:  June 15, 2007

INTEREST RATE:

     Debentures:  7.80%

     Notes:  7.125%

INTEREST PAYMENT DATES:

     Debentures and Notes: Semi-annually on each June 15 and December 15, commencing December 15, 1997

REDEMPTION PROVISIONS:

     Optional Repayment: No provision for repayment at the option of holders of Designated Securities.

     Optional Redemption: The Debentures and the Notes may be redeemed, in each case at any time, in whole or in part at the option of the Company, upon not less than 30 and not more than 60 days' notice mailed to each holder of Designated Securities to be redeemed at the holder's address appearing in the official register for such Designated Securities, on any date prior to maturity at a price equal to the greater of (i) 100% of the principal amount of the Notes or Debentures (as applicable) plus accrued interest thereon to the date of redemption or (ii) as determined by a Quotation Agent (as defined in Exhibit A hereto), the sum of (x) the present value of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in Exhibit A hereto) plus (y) interest thereon, if any, accrued as of the date of redemption. See Exhibit A hereto. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or Debentures (as applicable) or portions thereof called for redemption.

SINKING FUND PROVISIONS:

     No sinking fund provisions

DEFEASANCE PROVISIONS:

     The defeasance provisions described under the caption "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the Prospectus dated June 18, 1997 shall apply to the Notes and the Debentures.

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CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

          Goldman, Sachs & Co.

          BancAmerica Securities, Inc.

          NationsBanc Capital Markets, Inc.

     Address for Notices, etc.:

          c/o Goldman, Sachs & Co.

          85 Broad Street

          New York, New York 10004




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                                                                     EXHIBIT A

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus (A) 0.15% in the case of the Notes or (B) 0.20% in the case of the Debentures.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes or Debentures (as applicable) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

      "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company. "Reference Treasury Dealer" means (a) Goldman, Sachs & Co. and their successors; provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.